                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                    EXHIBIT 11
                                                                    PAGE 1 OF 2



                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE



                                                         THREE MONTHS ENDED                               NINE MONTHS ENDED
                                                            SEPTEMBER 30,                                  SEPTEMBER  30,
                                                   ----------------------------------          ------------------------------------
                                                       1997                  1996                  1997                    1996
                                                   -----------           ------------          -----------            -------------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                          67,010,178             64,006,649             66,278,149             63,389,113
Assumed exercise of options outstanding              1,362,431              1,212,152              1,349,691              1,219,583
                                                  ------------           ------------           ------------           ------------
Primary average shares outstanding                  68,372,609             65,218,801             67,627,840             64,608,696
                                                  ============           ============           ============           ============

Net earnings                                      $     62,435           $     26,612           $    181,480           $    122,388
Less: Preferred stock dividends
        Series B                                            --                     --                     --                    (45)
        Series E                                        (1,125)                (1,743)                (3,834)                (5,239)
                                                  ------------           ------------           ------------           ------------


Net earnings applicable to common shares          $     61,310           $     24,869           $    177,646           $    117,104
                                                  ============           ============           ============           ============


Primary earnings per common share                 $        .90           $        .38           $       2.63           $       1.80

                                                               EXHIBIT 11
                                                               PAGE 2 OF 2



                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE



                                                                   THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                             SEPTEMBER 30
                                                             ------------------------------           -----------------------------
                                                                1997                 1996                1997               1996
                                                             ----------           ---------           -----------       -----------
                                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                                   67,010,178           64,006,649           66,278,149        63,389,113
Assumed exercise of options outstanding                       1,458,185            1,460,712            1,444,771         1,320,686
Assumed conversion of preferred stock outstanding:
      Series B                                                       --                   --                   --           148,804
      Series E                                                2,994,970            4,355,961            3,451,489         4,363,825
                                                            -----------          -----------          -----------       -----------

Fully diluted average shares outstanding                     71,463,333           69,823,322           71,174,409        69,222,428
                                                            ===========          ===========          ===========       ===========


Net earnings                                                $    62,435          $    26,612          $   181,480       $   122,388
Less: Preferred stock dividends                                      --                   --                   --                --
                                                            -----------          -----------          -----------       -----------


Net earnings applicable to common shares                    $    62,435          $    26,612          $   181,480       $   122,388
                                                            ===========          ===========          ===========       ===========


Fully diluted earnings per common share                     $       .87          $       .38          $      2.55       $      1.76